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                                                                 EXHIBIT e(1)(i)

                                   SCHEDULE A

                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                      AND

                           ING FUNDS DISTRIBUTOR, LLC
                     (FORMERLY ING FUNDS DISTRIBUTOR, INC.)

NAME OF FUND
------------

ING Convertible Fund

ING Equity and Bond Fund

ING Financial Services Fund

ING LargeCap Growth Fund

ING Tax-Efficient Equity Fund